    As filed with the Securities and Exchange Commission on February 15, 2007
                                          Registration Statement No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8

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                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)

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              Island of Guernsey                      Not Applicable
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
        incorporation or organization)

                      Suite 5, Tower Hill House Le Bordage
           St.Peter Port, Island of Guernsey, GY1 3QT Channel Islands
              (Address of registrant's principal executive offices)

             Sig Value Technologies, Inc. 2003 Israeli Stock Option Plan
                            (Full Title of the Plan)

                                  Amdocs, Inc.
           1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                     (Name and address of agent for service)

                                 (314) 212-8328
          (Telephone Number, Including Area Code, of Agent For Service)

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      The commission is requested to send copies of all communications to:


                             Robert A. Schwed, Esq.
                    Wilmer Cutler Pickering Hale and Dorr LLP
                                 399 Park Avenue
                            New York, New York 10022
                                 (212) 937-7200

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                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                Amount            Proposed Maximum   Proposed Maximum      Amount of
                                                 to be             Offering Price       Aggregate        Registration
Title of Securities to be Registered         Registered (1)           Per Share       Offering Price          Fee
---------------------------------------  ----------------------  -----------------  ------------------  ---------------
Ordinary Shares,(pound)0.01 par value... 48,218 Ordinary Shares      $0.876 (2)          $42,239 (2)           $5
=======================================================================================================================


 (1) Consists of (i) 48,218 Ordinary Shares, par value(pound)0.01, of Amdocs Limited (the "Registrant") issuable under the SigValue Technologies Inc.
     ("SigValue") 2003 Israeli Stock Option Plan (the "Plan"). Pursuant and subject to the terms of the Share Sale and Purchase Agreement relating to SigValue, dated January 2, 2007, by and among the Registrant, SigValue and certain shareholders of SigValue (the "Agreement"), the Registrant assumed the Plan, and intends to grant replacement options under the Plan to certain SigValue employees who continued to be employed by the Registrant following the acquisition, each with appropriate adjustments to the number of shares and exercise price of each option or award. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Ordinary Shares.

 (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $0.876, the exercise price of the 48,218 Ordinary Shares subject to replacement option grants under the Plan.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register Ordinary Shares of Amdocs Limited (the "Registrant") issuable pursuant to the SigValue Technologies Inc. ("SigValue") 2003 Israeli Stock Option Plan (the "Plan"). On February 7, 2007, a subsidiary of the Registrant completed its acquisition of all the shares of capital stock of SigValue on the terms and conditions set forth in the Share Sale and Purchase Agreement relating to SigValue, dated January 2, 2007, by and among the Registrant, SigValue and certain shareholders of SigValue (the "Agreement"). Pursuant to the Agreement, among other things SigValue became an indirect wholly owned subsidiary of the Registrant, and the Registrant assumed the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

The information required by Item 1 is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The written statement required by Item 2 is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 17, 1998, including any amendment or report filed for updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Guernsey law permits a company's articles of association to provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey Company law under which personal liability may be imposed or incurred.

Under the Registrant's Articles of Association, the Registrant is obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of the Registrant, provided that it has no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

The Registrant has entered into an indemnity agreement with its directors and some of its officers, under which it has agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 15th day of February, 2007.

                                          AMDOCS LIMITED



                                          By: /s/ Thomas G. O'Brien
                                             -----------------------------------
                                             Thomas G. O'Brien
                                             Treasurer and Secretary
                                             Authorized U.S. Representative





                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Bruce K. Anderson and Thomas G. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                                   Date
                ---------                                       -----                                   ----



/s/ Bruce K. Anderson                      Chairman of the Board                                   February 15, 2007
------------------------------------------
Bruce K. Anderson

/s/ Dov Baharav                            Director and Principal Executive Officer                February 15, 2007
------------------------------------------
Dov Baharav

/s/ Ron Moskovitz                          Principal Financial and Accounting Officer              February 15, 2007
------------------------------------------
Ron Moskovitz

/s/ Robert A. Minicucci                    Director                                                February 15, 2007
------------------------------------------
Robert A. Minicucci


/s/ Adrian Gardner                         Director                                                February 15, 2007
------------------------------------------
Adrian Gardner


/s/ Julian A. Brodsky                      Director                                                February 15, 2007
------------------------------------------
Julian A. Brodsky



/s/ Charles E. Foster                      Director                                                February 15, 2007
------------------------------------------
Charles E. Foster


/s/ Eli Gelman                             Director                                                February 15, 2007
------------------------------------------
Eli Gelman


/s/ James S. Kahan                         Director                                                February 15, 2007
------------------------------------------
James S. Kahan


/s/ Nehemeia Lemelbaum                     Director                                                February 15, 2007
------------------------------------------
Nehemeia Lemelbaum


/s/ John T. McLennan                       Director                                                February 15, 2007
------------------------------------------
John T. McLennan





/s/ Simon Olswang                          Director                                                February 15, 2007
------------------------------------------
Simon Olswang


/s/ Mario Segal                            Director                                                February 15, 2007
------------------------------------------
Mario Segal


/s/ Joseph Vardi                           Director                                                February 15, 2007
------------------------------------------
Joseph Vardi


                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
 5.1      Opinion of Carey Olsen.
23.1      Consent of Carey Olsen (included in Exhibit 5.1).
23.2      Consent of Ernst & Young LLP.
24.1 Power of Attorney (included on the signature page of this Registration Statement).
99.1      2003 Israeli Stock Option Plan of SigValue Technologies Inc.